Exhibit 99.1

Acumen Pharmaceuticals Reports Financial Results for the Year Ended December 31, 2024
and Business Highlights

•Enrollment complete for ALTITUDE-AD, a Phase 2 study to investigate sabirnetug (ACU193) for the treatment of early Alzheimer’s disease
◦Anticipate topline results in late 2026
•Topline results from the Phase 1 study investigating a subcutaneous sabirnetug formulation support further development of this dosing option for patients
•Cash, cash equivalents and marketable securities of $231.5 million as of Dec. 31, 2024, expected to support current clinical and operational activities into the first half of 2027
•Company to host conference call and webcast today at 8:00 a.m. ET

NEWTON, Mass., Mar. 27, 2025 – Acumen Pharmaceuticals, Inc. (NASDAQ: ABOS) (“Acumen” or the “Company”), a clinical-stage biopharmaceutical company developing a novel therapeutic that targets toxic soluble amyloid beta oligomers (AβOs) for the treatment of Alzheimer’s disease (AD), today reported financial results for the full year ended December 31, 2024 and provided a business update.

“I am exceptionally proud of the considerable progress our team has made this past year in advancing the clinical development of sabirnetug, our next generation treatment for early Alzheimer’s disease. We completed enrollment in our 540-participant Phase 2 study, ALTITUDE-AD, earlier than originally anticipated and expect topline results in late 2026. We also recently announced Phase 1 topline results for a subcutaneous option of sabirnetug, that support further development of this dosing option for increased patient convenience,” said Daniel O’Connell, Chief Executive Officer of Acumen. “Looking ahead, our team remains focused on the transformative opportunity to redefine the standard of care in early Alzheimer’s disease. Through disciplined execution, continuous innovation and sabirnetug’s high selectivity for toxic amyloid beta oligomers, we believe we are well-positioned to deliver a differentiated treatment option for patients.”
Recent Highlights
•In January 2025, the Company announced that the Journal of Prevention of Alzheimer’s Disease (JPAD) published the results of its Phase 1 INTERCEPT-AD study, demonstrating that sabirnetug (ACU193) was generally well-tolerated with dose- and exposure-dependent target engagement and reduction in amyloid plaques.
◦The publication titled “INTERCEPT-AD, a phase 1 study of intravenous sabirnetug in participants with mild cognitive impairment or mild dementia due to Alzheimer’s disease” is available online here.

•In February 2025, JPAD also published the results of the Company’s Phase 1 INTERCEPT-AD fluid biomarker changes associated with Aβ and tau pathology and synaptic dysfunction.
◦The publication titled “Biofluid biomarker changes following treatment with sabirnetug (ACU193) in INTERCEPT-AD, a phase 1 trial in early Alzheimer’s disease” is available online here.
•In March 2025, the Company announced the topline results of the Phase 1 study investigating a subcutaneous (SC) administration of sabirnetug.
◦The Phase 1 study in healthy volunteers enrolled 12 subjects who received single IV doses of 2,800 mg and 16 subjects who received four weekly SC doses of 1,200 mg. The most frequently reported adverse events included injection site reactions (62.5%), all of which were mild (Grade 1) in severity, resolved, and did not cause any discontinuations from the study. No other safety signals were identified. Importantly, SC administration of sabirnetug produced sufficient systemic exposure to enable further clinical studies of SC dosing.
•In March 2025, the Company announced the completion of patient enrollment in its Phase 2 ALTITUDE-AD study designed to evaluate the clinical efficacy and safety of sabirnetug in patients with early AD.
◦542 individuals with early AD have been randomized to receive one of two dose levels of sabirnetug (35mg/kg or 50mg/kg once every four weeks) or placebo. The primary endpoint of the study is the change from baseline in the Integrated Alzheimer’s Disease Rating Scale (iADRS) at 18 months. Secondary endpoints will include the Clinical Dementia Rating – Sum of Boxes scale (CDR-SB), ADAS-Cog13, ADCS-ADL and various AD biomarkers. Standard safety measures and MRIs will also be assessed. Participants who complete the double-blind portion of the study will have the opportunity to continue into an open-label extension.
Anticipated Milestones
•The Company expects topline results from ALTITUDE-AD, a Phase 2 study to investigate sabirnetug for the treatment of early Alzheimer’s disease, in late 2026.
2024 Financial Results
•Cash Balance. As of Dec. 31, 2024, cash, cash equivalents and marketable securities totaled $231.5 million, compared to cash, cash equivalents and marketable securities of $306.1 million as of December 31, 2023. The decrease in cash is related to funding ongoing operations. Cash is expected to support current clinical and operational activities into the first half of 2027.
•Research and Development (R&D) Expenses. R&D expenses in 2024 were $93.8 million, compared to $42.3 million in 2023. The increase in R&D expenses was primarily due to increased costs related to clinical trial costs related to ALTITUDE-AD, personnel, license expenses and other costs.

•General and Administrative (G&A) Expenses. G&A expenses in 2024 were $20.2 million, compared to $18.8 million in 2023. The increase in G&A expenses was primarily due to increased costs related to personnel and was offset by reductions in insurance and consulting.
•Loss from Operations. Loss from operations in 2024 was $114.0 million, compared to $61.1 million in 2023. This increase was due to the increased R&D and G&A expenses over the prior year period.
•Net Loss. Net loss for the year ended December 31, 2024 was $102.3 million, compared to a net loss of $52.4 million for the year ended December 31, 2023.
Conference Call Details
Acumen will host a conference call and live audio webcast today, Mar. 27, 2025, at 8:00 a.m. ET.
To participate in the live conference call, please register using this link. After registration, you will be informed of the dial-in numbers including PIN. Please register at least one day in advance.
The webcast audio will be available via this link.
An archived version of the webcast will be available for at least 30 days in the Investors section of the Company’s website at www.acumenpharm.com.
About Sabirnetug (ACU193)
Sabirnetug (ACU193) is a humanized monoclonal antibody (mAb) discovered and developed based on its selectivity for soluble amyloid beta oligomers (AβOs), which are a highly toxic and pathogenic form of Aβ, relative to Aβ monomers and amyloid plaques. Soluble AβOs have been observed to be potent neurotoxins that bind to neurons, inhibit synaptic function and induce neurodegeneration. By selectively targeting toxic soluble AβOs, sabirnetug aims to address the hypothesis that soluble AβOs are an early and persistent underlying cause of the neurodegenerative process in Alzheimer’s disease (AD). Sabirnetug has been granted Fast Track designation for the treatment of early AD by the U.S. Food and Drug Administration and is currently being evaluated in a Phase 2 study in patients with early AD.

About ALTITUDE-AD (Phase 2)
Initiated in 2024, ALTITUDE-AD is a Phase 2, multi-center, randomized, double-blind, placebo-controlled clinical trial designed to evaluate the efficacy and safety of sabirnetug (ACU193) infusions administered once every four weeks in slowing cognitive and functional decline as compared to placebo in participants with early Alzheimer's disease. The study has enrolled 542 individuals with early Alzheimer’s disease (mild cognitive impairment or mild dementia due to AD) at multiple investigative sites located in the United States, Canada, the European Union and the United Kingdom. More information can be found on www.clinicaltrials.gov, NCT identifier NCT06335173.

About INTERCEPT-AD (Phase 1)
Completed in 2023, INTERCEPT-AD was a Phase 1, U.S.-based, multi-center, randomized, double-blind, placebo-controlled clinical trial evaluating the safety and tolerability, and establishing clinical proof of mechanism, of sabirnetug in patients with early Alzheimer’s disease (AD). Sixty-five individuals with early AD (mild cognitive impairment or mild dementia due to AD) enrolled in this first-in-human study of sabirnetug. The INTERCEPT-AD study consisted of single-ascending-dose (SAD) and multiple-ascending-

dose (MAD) cohorts. Results showed sabirnetug to be well-tolerated with a favorable overall safety profile. The trial showed amyloid plaque reduction, effects on synaptic biomarkers, low overall rates of ARIA-E, and evidence of target engagement that validated proof of mechanism. More information can be found on www.clinicaltrials.gov, NCT identifier NCT04931459.

About Acumen Pharmaceuticals, Inc.
Acumen Pharmaceuticals is a clinical-stage biopharmaceutical company developing a novel therapeutic that targets toxic soluble amyloid beta oligomers (AβOs) for the treatment of Alzheimer’s disease (AD). Acumen’s scientific founders pioneered research on AβOs, which a growing body of evidence indicates are early and persistent triggers of Alzheimer’s disease pathology. Acumen is currently focused on advancing its investigational product candidate, sabirnetug (ACU193), a humanized monoclonal antibody that selectively targets toxic soluble AβOs, in its ongoing Phase 2 clinical trial ALTITUDE-AD (NCT06335173) in early symptomatic Alzheimer’s disease patients, following positive results in its Phase 1 trial INTERCEPT-AD. The company is headquartered in Newton, Mass. For more information, visit www.acumenpharm.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Any statement describing Acumen’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “believes,” “expects,” “anticipates,” “could,” “should,” “would,” “seeks,” “aims,” “plans,” “potential,” “will,” “milestone” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements concerning Acumen’s business, and Acumen’s ability to achieve its strategic and financial goals, including its projected use of cash, cash equivalents and marketable securities and the expected sufficiency of its cash resources into the first half of 2027, the therapeutic potential of Acumen’s product candidate, sabirnetug (ACU193), including against other antibodies, the timing of anticipated topline results of ALTITUDE-AD, and the potential for additional development to support a subcutaneous dosing option of sabirnetug. These statements are based upon the current beliefs and expectations of Acumen management, and are subject to certain factors, risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing safe and effective human therapeutics. Such risks may be amplified by the impacts of geopolitical events and macroeconomic conditions, such as rising inflation and interest rates, supply disruptions and uncertainty of credit and financial markets. These and other risks concerning Acumen’s programs are described in additional detail in Acumen’s filings with the Securities and Exchange Commission (“SEC”), including in Acumen’s most recent Annual Report on Form 10-K, and in subsequent filings with the SEC. Copies of these and other documents are available from Acumen. Additional information will be made available in other filings that Acumen makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and Acumen expressly disclaims any obligation to update or revise any forward-looking statement, except as otherwise required by law, whether, as a result of new information, future events or otherwise.

CONTACTS:

Investors:
Alex Braun
abraun@acumenpharm.com
Media: AcumenPR@westwicke.com

Acumen Pharmaceuticals, Inc.
Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2024	2023

ASSETS
Current assets
Cash and cash equivalents	$35,627	$66,886
Marketable securities, short-term	135,930	176,636
Prepaid expenses and other current assets	6,749	3,093
Total current assets	178,306	246,615
Marketable securities, long-term	59,968	62,553
Restricted cash	232	233
Other assets, long-term	486	724
Total assets	$238,992	$310,125
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,648	$1,379
Accrued clinical trial expenses	15,344	4,387
Accrued expenses and other current liabilities	6,615	6,449
Finance lease liability	—	756
Total current liabilities	27,607	12,971
Debt, long-term	29,419	29,897
Other liabilities, long-term	150	284
Total liabilities	57,176	43,152
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized and no shares issued and outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized as of December 31, 2024 and 2023; 60,094,083 and 57,910,461 shares issued and outstanding as of December 31, 2024 and 2023, respectively	6	6
Additional paid-in capital	506,985	489,453
Accumulated deficit	(325,127)	(222,798)
Accumulated other comprehensive income (loss)	(48)	312
Total stockholders’ equity	181,816	266,973
Total liabilities and stockholders’ equity	$238,992	$310,125

Acumen Pharmaceuticals, Inc.
Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)

	Year Ended December 31,
	2024	2023
Operating expenses
Research and development	$93,798	$42,318
General and administrative	20,219	18,820
Total operating expenses	114,017	61,138
Loss from operations	(114,017)	(61,138)
Other income (expense)
Interest income	14,317	10,791
Interest expense	(4,068)	(581)
Change in fair value of embedded derivatives	1,590	(1,360)
Other expense, net	(151)	(83)
Total other income	11,688	8,767
Net loss	(102,329)	(52,371)
Other comprehensive gain (loss)
Unrealized gain (loss) on marketable securities	(360)	1,063
Comprehensive loss	$(102,689)	$(51,308)
Net loss per common share, basic and diluted	$(1.71)	$(1.08)
Weighted-average shares outstanding, basic and diluted	60,013,277	48,609,383

Acumen Pharmaceuticals, Inc.
Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(102,329)	$(52,371)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	63	61
Stock-based compensation expense	9,635	6,145
Amortization of premiums and accretion of discounts on marketable securities, net	(5,015)	(3,121)
Change in fair value of embedded derivatives	(1,590)	1,360
Amortization of right-of-use asset	115	123
Non-cash research and development expense	—	739
Realized gain on marketable securities	(97)	(11)
Non-cash interest expense	1,118	145
Other non-cash expense	232	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(3,656)	(369)
Other long-term assets	74	(70)
Accounts payable	4,269	(261)
Accrued clinical trial expenses	10,957	1,670
Accrued expenses and other liabilities	32	2,879
Finance lease liability	(23)	17
Net cash used in operating activities	(86,215)	(43,064)
Cash flows from investing activities
Purchases of marketable securities	(170,731)	(250,634)
Proceeds from maturities and sales of marketable securities	218,774	78,981
Proceeds from sale of property and equipment	—	3
Purchases of property and equipment	(16)	(21)
Net cash provided by (used in) investing activities	48,027	(171,671)
Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs	7,938	121,904
Proceeds from Term Loan	—	30,000
Payment for financing lease	(739)	—
Payments for financing costs	—	(476)
Payments for deferred offering costs	(230)	—
Repurchase of common shares to pay employee withholding taxes	(41)	—
Proceeds from exercise of stock options	—	325
Net cash provided by financing activities	6,928	151,753
Net change in cash and cash equivalents and restricted cash	(31,260)	(62,982)
Cash and cash equivalents and restricted cash at the beginning of the period	67,119	130,101
Cash and cash equivalents and restricted cash at the end of the period	$35,859	$67,119